SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Veraz Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3409691

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐
Securities Act registration statement number to which the form relates: 333-138121
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the common stock of Veraz Networks, Inc. (the “Company”). The description of the common stock, contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-138121), filed with the Securities and Exchange Commission on October 20, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are hereby also incorporated by reference herein.
Item 2. Exhibits.
     Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

2.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Date: March 30, 2007	By:	/s/ Albert J. Wood
Albert J. Wood
Chief Financial Officer

3.